As filed with the Securities and Exchange Commission on January 10, 2017

Registration No. 333-203202

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLONY CAPITAL, INC.

(Colony NorthStar, Inc., as successor by merger to Colony Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	27-0419483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

515 S. Flower Street, 44th Floor

Los Angeles, California 90071

(310) 282-8820

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald M. Sanders, Esq.

712 Fifth Avenue, 35th Floor

New York, New York 10019

(212) 230-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David W. Bonser, Esq.

James E. Showen, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

On April 2, 2015, Colony Capital, Inc. (the “Company”) filed a registration statement on Form S-3, Registration No. 333-203202 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), to register the sale from time to time of one or more series or classes of (i) shares of Class A common stock, par value $0.01 per share; (ii) shares of preferred stock, par value $0.01 per share; (iii) depositary shares representing preferred stock; (iv) warrants to purchase Class A common stock, preferred stock or depositary shares representing preferred stock; and (v) rights to purchase Class A common stock (collectively, the “Registered Securities”).

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Registered Securities registered for sale that were not sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment. The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Registered Securities registered for sale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2017.

COLONY NORTHSTAR, INC. as successor by merger to Colony Capital, Inc.

/s/ Darren J. Tangen
Name:	Darren J. Tangen
Title:	Chief Financial Officer and Treasurer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.